Exhibit 99.1

INNIO Reports Record Third Quarter 2026 Financial Results with Revenue Up 57%, Net Income Up 176% and Adjusted EBITDA Up 70%; Raises 2026 Full-Year Guidance
Third Quarter 2026 Financial Highlights

•Record Revenue: $1.2 billion, up 57% year-over-year, marking the first $1 billion-plus revenue quarter in INNIO’s history
•Equipment Growth: Equipment revenue increased 86% year-over-year to $777.6 million, reflecting disciplined backlog execution and large-scale data center deliveries
•Services Growth: Services revenue reached $390.3 million, up 20% year-over-year, supported by the Company’s growing installed base
•Continued Order Momentum: Equipment Order Intake reached $2.2 billion, up 10% year-over-year, with broad-based momentum across Data Center and Compression
•Equipment Order Backlog: $8.0 billion, up 142% year-over-year, further increasing multi-year revenue visibility
•Net income: $109.2 million in Q3 2026, compared with $39.5 million in Q3 2025
•Strong Profitability: Adjusted EBITDA1 increased 70% year-over-year to $245.4 million, with growth outpacing revenue while INNIO continued to invest in manufacturing capacity
•Raised Fiscal Year 2026 outlook: Total Revenue guidance raised by $100 million to $3.9 - $4.0 billion and Adjusted EBITDA2 guidance raised by $60 million to $780 - $800 million

MUNICH, Germany, (October 27, 2026) — INNIO N.V. (Nasdaq: INIO), a leading global distributed energy solutions provider, today reported financial results for the third quarter ended September 30, 2026. INNIO delivered record quarterly revenue of $1.2 billion, an increase of 57% year-over-year. Net income in Q3 2026 was $109.2 million, compared to $39.5 million in the prior-year period, increasing 176% year-over-year. Adjusted EBITDA rose 70% to $245.4 million, with a margin of 21%, as increased Equipment deliveries and improved margins demonstrated progress in converting backlog into profitable growth. Based on its year-to-date performance, INNIO raised its fiscal 2026 outlook for Total Revenue to $3.9 to $4.0 billion, up from $3.8 to $3.9 billion and for Adjusted EBITDA to $780 - $800 million, up from $720 to $740 million.

“INNIO delivered a record quarter, exceeding $1 billion in revenue for the first time and achieving a 21% Adjusted EBITDA margin. With more than $6 billion in Equipment Order Intake year-to-date, we are scaling capacity to meet accelerating demand, particularly for AI infrastructure. Every engine we deliver supports profitable growth today and creates high-margin Services opportunities for decades to come,” said Dr. Olaf Berlien, President and CEO of INNIO.

“Equipment margins improved again this quarter as deliveries increased, while Services continued to deliver strong profitability. At the same time, we continue to invest in manufacturing capacity to support future growth. Based on our performance and outlook, we are raising our full-year revenue and Adjusted EBITDA guidance,” said Dr. Dennis Schulze, CFO of INNIO.

1 For definitions, please refer to “Non-GAAP Financial Measures and Key Performance Indicators” below. Please also refer to the tables under “Reconciliations of GAAP to Non-GAAP Financial Measures” below.
2 A reconciliation of Adjusted EBITDA guidance to net income is not available on a forward-looking basis without unreasonable effort.

Outlook	Fiscal Year 2026 Outlook	Fiscal Year 2025
Total Revenue	$3.9 - $4.0 billion	$2.6 billion
Adjusted EBITDA	$780 - $800 million	$549 million
Company Updates
•620 MW follow-on order - adding to the 1.1 GW booked in Q2 2026 - and a long-term lifecycle service agreement for the first 500 MW of previously ordered capacity, including major overhauls extending into a second engine lifetime
•450 MW order for next generation data center projects in North America from Liberty Energy - with behind-the-meter power solutions to be delivered by 2028
•Long-term extension of strategic partnership with Aggreko through 2031 - includes a minimum of 450 MW of Jenbacher engine capacity to be ordered and delivered by the end of 2027 and access to agreed capacity levels for the remainder of the agreement and a multi-year service agreement for the existing fleet
•Closing of Enerflex APAC Aftermarket service business on September 30, 2026 - aimed at strengthening INNIO’s presence in the Asia-Pacific (APAC) region and expanding its ability to serve customers through enhanced local service capabilities and greater customer proximity
Group Results

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, other than percentages, per share and GW amounts)	2026	2025	2026	2025
GAAP Metrics
Net sales	1,167.9	742.7	2,774.2	1,896.2
Net income (loss)	109.2	39.5	83.3	136.9
Net Income (loss) margin	9.4%	5.3%	3.0%	7.2%
Diluted EPS	0.15	0.05	0.12	0.18
NON-GAAP Metrics
Adjusted EBITDA	245.4	144.2	540.2	402.2
Adjusted EBITDA Margin	21.0%	19.4%	19.5%	21.2%
Adjusted Net Income[3]	111.1	46.3	177.5	148.6
Diluted Adjusted EPS[3]	0.15	0.06	0.24	0.20
Key Performance Indicators
Equipment Order intake[4]	2,175.9	1,975.2	6,083.8	3,178.4
Equipment Order Backlog[4]	7,963.4	3,292.9	7,963.4	3,292.9
Power Delivered (GW)	1.2	1.1	3.0	2.5
INNIO’s Q3 2026 growth was led by Data Center deliveries and continued Services demand. Total revenue was $1.2 billion in Q3 2026, an increase of 57% year-over-year, while year-to date revenue rose 46% to $2.8 billion.
3 Adjusted Net Income includes the effect of unrealized foreign currency revaluation gains/losses from external and internal USD loans in EUR functional currency entities. For the three months ended September 30, 2026 and 2025, these amounted to a $7.4 million loss and $0.0 million gain, respectively, or an unfavorable variance of $7.4 million. For the nine months ended September 30, 2026, and 2025, these amounted to a $42.9 million loss and $22.0 million gain, respectively, or an unfavorable variance of $64.9 million. For definitions, please refer to “Non-GAAP Financial Measures and Key Performance Indicators” below. Please also refer to the tables under “Reconciliations of GAAP to Non-GAAP Financial Measures” below.
4 For definitions, please refer to “Non-GAAP Financial Measures and Key Performance Indicators” below. Please also refer to the tables under “Reconciliations of GAAP to Non-GAAP Financial Measures” below.

Net income in Q3 2026 was $109.2 million, compared to $39.5 million in the prior-year period, increasing 176% year-over-year. The increase in net income was supported by strong revenue growth and improved profitability. The increase was partially offset by higher interest and related financing costs and income tax expense. For the first nine months of 2026, Net income was $83.3 million, compared with $136.9 million in the prior-year period, and included $93.6 million of IPO and public market readiness costs. Net income margin was 9% in Q3 2026 compared to 5% in Q3 2025 and 3% year-to-date compared to 7% for the first nine months of 2025. Adjusted Net Income4 was $111.1 million in the third quarter of 2026, compared to $46.3 million in the prior-year period. Adjusted Net Income was $177.5 million year-to-date, compared with $148.6 million in the prior-year period.
Adjusted EBITDA was $245.4 million in the quarter, up 70% year-over-year, and rose 34% to $540.2 million for the first nine months of 2026. The increase in Adjusted EBITDA was primarily attributable to higher Adjusted Segment EBITDA in both the Equipment and Services segments. This was driven by the conversion of the expanded Equipment Order Backlog, improvements in production, and strong customer demand for spare parts, remanufacturing, and long-term service agreements. Adjusted EBITDA for the quarter also reflected continued investments in product innovations and the expansion of manufacturing capacity in North America and Austria.
Equipment Order Backlog reached a record $8.0 billion as of September 30, 2026, an increase of 142% year-over-year. Supported by strong demand for Data Center and Compression applications, the backlog provides substantial multi-year revenue visibility and creates opportunities for additional Services revenue as equipment is delivered and enters operation. Equipment Order Backlog was $6.6 billion at the end of the second quarter of 2026 and $3.3 billion at the end of the third quarter of 2025.
Reporting Segments
Equipment

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, other than percentages and GW amounts)	2026	2025	2026	2025
Equipment
Revenue	777.6	417.4	1,669.3	981.7
Adjusted Segment EBITDA	132.8	65.7	234.4	160.1
Adjusted Segment EBITDA Margin	17.1%	15.7%	14.0%	16.3%
Power Delivered (GW)	1.2	1.1	3.0	2.5
INNIO’s Equipment segment delivered another quarter of strong growth. Equipment Order Intake was $2.2 billion in Q3 2026, an increase of 10% on top of a record prior-year quarter, driven by continued Data Center momentum and strong Compression demand.

Equipment Order Intake totaled $6.1 billion for the first nine months of 2026, compared with $3.2 billion in the prior-year period.

Equipment revenue rose 86% to $777.6 million in Q3 2026 and increased 70% to $1.7 billion year-to-date. Adjusted Segment EBITDA more than doubled to $132.8 million for the quarter and grew 46% to $234.4 million for the first nine months of 2026. The growth in revenue and Adjusted Segment EBITDA was primarily attributable to disciplined Order Backlog execution and large-scale data center deliveries, supported by improvements in production and the ongoing self-funded expansion of manufacturing capacity.
Power Delivered was 1.2 GW in Q3 2026 compared to 1.1 GW in Q3 2025.

Services

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, other than percentages)	2026	2025	2026	2025
Service
Revenue	390.3	325.3	1,104.9	914.5
Adjusted Segment EBITDA	123.7	90.1	343.4	266.1
Adjusted Segment EBITDA Margin	31.7%	27.7%	31.1%	29.1%
INNIO’s Services segment delivered continued growth supported by the Company’s growing installed base. Services revenue grew 20% to $390.3 million in Q3 2026 and increased 21% to $1.1 billion year-to-date. The revenue growth reflects the consistent conversion of strong Equipment sales into a long-term high-margin Services business.
Services Adjusted Segment EBITDA increased 37% to $123.7 million in Q3 2026 and grew 29% to $343.4 million for the first nine months of the year, reflecting sustained demand across spare parts, remanufacturing, and long-term service agreements.
The financial information presented in this release is unaudited. Additional information regarding INNIO’s third quarter 2026 results will be available in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, which the Company expects to file with the U.S. Securities and Exchange Commission.

Conference Call Information
INNIO Group will host a conference call and webcast at 8:00 a.m. EDT on October 27, 2026, to discuss its third quarter 2026 results. The webcast will be available at http://investors.innio.com. A replay will be available for 365 days following the call.
About INNIO N.V.
INNIO N.V. (Nasdaq: INIO) is a global distributed energy solutions provider that delivers reliable, flexible, transient, decentralized, modular, and efficient power. With a track record of innovation, INNIO designs, manufactures, and services high-performance power systems under its Jenbacher and Waukesha brands. The company delivers power for applications including data centers, microgrids, grid stabilization, industrial energy, and gas compression.
INNIO has global coverage across approximately 100 countries as of December 31, 2025, supported by a resilient, high-margin services business that delivers long-term, recurring revenues across the full equipment lifecycle. As electricity demand accelerates—driven by AI, electrification, and grid constraints—INNIO enables scalable, behind-the-meter power generation with high efficiency, fast-start capability, strong transient performance, and fuel flexibility, including hydrogen-ready solutions. Headquartered in Munich, Germany, INNIO employs over 5,000 people worldwide and is committed to moving energy forward.
Contacts
Media Contact
Stefan Schmidt, INNIO
+43 664 80833 2626
stefan.schmidt@innio.com
Alexander Becker, INNIO
+43 664 80833 1998
alexander.becker@innio.com
Investor Relations
Timothy Furcillo, INNIO
+1 262 269 0525
timothy.furcillo@innio.com

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations and financial position, industry dynamics, business strategy and plans and our objectives for future operations are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “aim,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that are intended to identify forward-looking statements.
These forward-looking statements involve known and unknown risks, uncertainties, changes in circumstances that are difficult to predict and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statement including, but not limited to: changes in macroeconomic and market conditions and market volatility, including risk of recession, inflation, supply chain constraints or disruptions, interest rates, the value of securities and other financial assets, oil, natural gas and other commodity prices and exchange rates, and the impact of such changes and volatility on our business operations, financial results and financial position; global economic trends, competition and geopolitical risks, including impacts from the ongoing geopolitical conflicts (such as the Iran conflict, Russia-Ukraine conflict, ongoing tensions between the United States and China and China and Taiwan), demand or supply shocks from events such as a major terrorist attack, natural disasters or actual or threatened public health pandemics or other emergencies, or an escalation of sanctions, tariffs or other trade tensions, and related impacts on our supply chains and strategies; our ability to successfully execute our business and growth strategy; our future financial performance, including our expectations regarding the performance of our Services segment, our revenue, operating expenses and ability to remain profitable; economic and industry trends, projected growth, or trend analysis, particularly as it relates to AI; our ability to develop and introduce new technologies to meet market demand and evolving customer needs, which depends on many factors, including the ability to obtain any required permits, licenses, and registrations; our ability to attract and retain highly qualified personnel; our expectations concerning relationships with our channel partners and distribution network; our ability to manage and predict our backlog; actual or perceived quality issues or safety failures related to our complex and specialized products, solutions and services; significant disruptions in our supply chain, including the high cost or unavailability of raw materials, components, and products essential to our business, and significant disruptions to our manufacturing and production facilities and distribution networks; our ability to obtain, maintain, protect, and effectively enforce our intellectual property rights; our capital allocation plans, including the timing and amount of dividends; shifts in market and other dynamics related to electrification, decarbonization or sustainability; the amount and timing of our cash flows and earnings, which may be impacted by macroeconomic, customer, supplier, competitive, contractual and other dynamics and conditions; actions by our joint venture arrangements and similar collaborations with third parties for certain projects that result in additional costs and obligations; any reductions or modifications to, or the elimination of, governmental incentives or policies that support renewable energy and energy transition innovation and technology; our ability to stay in compliance with laws and regulations that currently apply or may become applicable to our business both in the United States and internationally and changes in law, regulation or policy that may affect our businesses; our ability to maintain the security and availability of our platform and protect against data breaches and other security incidents; our ability and challenges to our operations as a public company, including the increased expenses associated with being a public company, or achieve some or all of the benefits we expect to achieve; the risk of significant volatility in our share price; our ability to retain tax residency in Germany; our ability to remediate the material weaknesses we identified in our internal control over financial reporting or prevent material weaknesses in the future; and other statements regarding our future operations, financial condition, and prospects and business strategies. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We caution you therefore against relying on these forward-looking statements, and we qualify all of our forward-looking statements by these cautionary statements. For additional information on other potential risks and uncertainties that could cause actual results to differ from expected results, please refer to our filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations, except as may be required by law.

INNIO N.V.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions of $, except share and per share amounts)	2026	2025	2026	2025
Sales of equipment and products	$777.6	$417.4	$1,669.3	$981.7
Sales of services	390.3	325.3	1,104.9	914.5
Net sales	1,167.9	742.7	2,774.2	1,896.2
Cost of equipment and products sold	580.4	310.6	1,242.8	708.1
Cost of services sold	219.8	191.5	622.0	529.7
Gross profit	367.7	240.6	909.4	658.4
Selling, general, and administrative expenses	142.6	119.0	517.8	317.4
Research and development expenses	32.2	30.3	93.0	76.8
Other operating (income) expense - net	(0.7)	(1.3)	(3.2)	(4.4)
Operating income	193.6	92.6	301.8	268.6
Interest expense and related financing costs - net	46.9	34.9	170.6	84.9
Other (income) expense - net	(4.0)	3.3	(10.9)	1.8
Income before income taxes	150.7	54.4	142.1	181.9
Income tax expense	41.5	14.9	58.8	45.0
Net income (loss)	109.2	39.5	83.3	136.9
Net income (loss) attributable to non-controlling interests	(1.8)	(0.5)	(5.2)	(0.6)
Net income (loss) attributable to INNIO N.V. shareholders	$111.0	$40.0	$88.5	$137.5

Earnings (loss) per share attributable to INNIO N.V.:
Basic	0.15	0.05	0.12	0.18
Diluted	0.15	0.05	0.12	0.18

Weighted-average number of shares outstanding:
Basic	750,000,000	750,000,000	750,000,000	750,000,000
Diluted	750,000,000	750,000,000	750,016,904	750,000,000

INNIO N.V.
Consolidated Statements of Comprehensive Income / (Loss)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions of $)	2026	2025	2026	2025
Net income (loss)	$109.2	$39.5	$83.3	$136.9
Other comprehensive income (loss), net of taxes:
Defined benefit plans	1.6	—	0.6	0.6
Currency translation adjustments	0.3	1.3	16.1	38.9
Cash flow hedges	12.2	9.2	2.7	1.7
Total other comprehensive income (loss), net of taxes	14.1	10.5	19.4	41.2
Comprehensive income (loss)	123.3	50.0	102.7	178.1
Less: comprehensive income (loss) attributable to the noncontrolling interests	(1.8)	(0.7)	(5.4)	(0.8)
Comprehensive income (loss) attributable to INNIO N.V. shareholders	$125.1	$50.7	$108.1	$178.9

INNIO N.V.
Consolidated Statements of Financial Position
(Unaudited)

(in millions of $, except share data)	September 30, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$1,195.8	$689.5
Accounts receivable - net	262.9	204.4
Inventories	1,078.2	601.2
Prepaid expenses	184.3	117.9
Other current assets	201.6	180.8
Total current assets	2,922.8	1,793.8
Property, plant, and equipment - net	671.0	540.4
Goodwill	1,666.8	1,686.6
Intangible assets - net	700.0	777.3
Other non-current assets	185.8	104.4
Total assets	$6,146.4	$4,902.5
Liabilities
Current liabilities
Accounts payable	$546.3	$273.3
Contract liabilities	1,101.0	546.2
Accrued liabilities	215.5	186.1
Obligations under supplier finance programs	192.4	157.0
Obligations related to factoring arrangements	28.9	59.5
Other current liabilities	213.2	153.7
Total current liabilities	2,297.3	1,375.8
Long-term debt - net	2,596.1	2,647.4
Contract liabilities	497.2	269.9
Deferred taxes	214.8	214.6
Other non-current liabilities	194.8	166.7
Total liabilities	5,800.2	4,674.4
Commitments and guarantees
Shareholders' equity
Common stock, €0.04 nominal value; 750,000,000 shares issued and outstanding	34.9	34.9
Additional paid-in capital	115.5	103.2
Retained earnings	188.8	100.3
Accumulated other comprehensive loss	(1.0)	(20.6)
Total INNIO N.V. shareholders' equity	338.2	217.8
Non-controlling interests	8.0	10.3
Total shareholders' equity	346.2	228.1
Total liabilities and shareholders' equity	$6,146.4	$4,902.5

INNIO N.V.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in millions of $)	2026	2025
Net income	$83.3	$136.9
Adjustments to reconcile net income to cash from operating activities
Depreciation of property, plant, and equipment	50.6	41.4
Amortization of intangible assets	66.8	71.8
Foreign currency losses (gains)	37.2	(11.3)
Amortization of operating lease right-of-use assets	17.6	13.0
Loss from repurchase of sale and lease back	—	4.6
Other non-cash expense (income)	55.5	20.5
Changes in assets and liabilities
Accounts receivable	(48.6)	(34.1)
Inventories	(484.6)	(149.3)
Prepaid expenses	(66.7)	(66.0)
Accounts payable	283.9	37.6
Contract liabilities	797.0	344.7
Accrued liabilities	29.7	(16.5)
All other assets and liabilities	(80.2)	(83.9)
Net cash provided by operating activities	741.5	309.4
Additions to property, plant, and equipment	(187.3)	(67.6)
Additions to intangible assets	(11.8)	(14.0)
Acquisitions, net of cash acquired	(44.6)	—
All other investing activities	0.4	2.4
Net cash used for investing activities	(243.3)	(79.2)
Repayment of loans and borrowings	(7.3)	(4.5)
Proceeds from loans and borrowings	—	35.2
Proceeds / (payments) from supplier finance programs, net	41.0	51.1
Payments for obligations from finance lease and sale-and-leaseback transactions	(7.8)	(3.4)
Payments on repurchase of sale and lease back	—	(52.6)
Proceeds from contribution from non controlling interest	3.1	10.6
Transaction costs related to new loans and refinancing of existing loans	(7.1)	—
All other financing activities	(2.8)	(2.1)
Net cash provided by financing activities	19.1	34.3
Effect of currency exchange rate changes on cash and cash equivalents	(11.0)	16.4
Increase in cash and cash equivalents	506.3	280.9
Cash and cash equivalents at the beginning of the period	689.5	378.5
Cash and cash equivalents at the end of the period	$1,195.8	$659.4

Supplemental disclosure of cash flows information
Cash paid during the period for interest	(131.3)	(127.0)

Non-GAAP Financial Measures and Key Performance Indicators
Non-GAAP Financial Measures
We report our financial results in accordance with U.S. GAAP. We believe that certain non-GAAP financial measures provide our investors with additional useful information in evaluating our performance. We believe that excluding certain items that may vary substantially in frequency and magnitude period-to-period from net income creates useful, supplemental measures that may assist our investors in evaluating our ability to generate earnings and to more readily compare these metrics between past and future periods. These non-GAAP financial measures may be different from similarly titled measures used by other companies.
We define Adjusted EBITDA as net income as adjusted for (i) income tax expense, (ii) interest and other financial charges – net, (iii) other non–operating (income)/expense – net, (iv) depreciation and amortization, (v) other non–cash items, (vi) IPO and public market readiness costs, (vii) transformation costs, (viii) transaction costs, (ix) acquisition and divestment related gains and losses and (x) share-based compensation. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.
We define adjusted net income (“Adjusted Net Income”) as net income (loss) attributable to INNIO N.V. shareholders as adjusted for ((i) management adjustments comprising (a) IPO and public market readiness costs, (b) transformation costs, (c) transaction costs, (d) acquisition and divestment related gains and losses and (e) share-based compensation expense and (ii) adjusted tax effects from management adjustments. We define adjusted earnings per share (“Diluted Adjusted EPS”) as Adjusted Net Income divided by the weighted-average number of common shares issued and outstanding and the dilutive effect computed under the treasury stock method of potential common shares issued (RSUs awarded). Diluted Adjusted EPS, derived from Adjusted Net Income is a non-GAAP financial measure used by our management to provide additional perspective and insights when analyzing the core operating performance of the Company from period to period and trends in the Company’s historical operating results. Accordingly, we believe these measures provide useful information to investors in understanding and evaluating our operating results in the same manner as our management.
Adjusted EBITDA and Adjusted EBITDA Margin should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are several limitations related to the use of Adjusted EBITDA and Adjusted EBITDA Margin as compared to the closest comparable GAAP measure. Some of these limitations are that this measure excludes:
•depreciation and amortization, a non-cash expense, where the assets being depreciated and amortized may have to be replaced in the future, and this measure does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•interest and other financial charges - net, or the cash requirements necessary to service interest or principal payments on our indebtedness, which reduces cash available to us;
•provision for income taxes, which may represent a reduction in cash available to us; and
•other income for certain non-cash items that are not reflective of our ongoing operational results.
Accordingly, prospective investors should not place undue reliance on Adjusted EBITDA and Adjusted EBITDA Margin.
Diluted Adjusted EPS should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP such as GAAP diluted earnings per share (“Diluted EPS”). We have provided Diluted Adjusted EPS, as supplemental information and in addition to Diluted EPS which is calculated and presented in accordance with GAAP. Diluted Adjusted EPS is presented because management has evaluated the Company’s financial results both including and excluding the adjusted items and believes that Diluted Adjusted EPS provides additional perspective and insights when analyzing the core operating performance of the Company from period to period and trends in the Company’s historical operating results.

Key Performance Indicators
Equipment Order Backlog is defined as Equipment Order Intake that has not yet been fulfilled towards the customer. Equipment Order Backlog is measured as of the end of a given period.
Equipment Order Intake is defined as the booking of a new sales order for the Equipment segment within a given period when specific criteria are met, including a signed contract, defined scope, fixed price, delivery schedule, and fully defined terms and conditions. The order must have a low probability of cancellation, all necessary approvals and risk reviews completed, and any required down payment (if any) received. Equipment Order Intake is measured over a given period.
Power Delivered is defined as the aggregate electrical power output, measured in gigawatts (GW) of engines/gensets for which revenue has been recognized in the relevant period. Specifically, Power Delivered is calculated as the sum across all delivered units of the nameplate electrical output, measured in megawatts (MW) of each engine/genset multiplied by the respective quantity recognized. For our compression business line, Power Delivered is calculated by converting horsepower output into megawatts. Power Delivered is measured over a given period.
Reconciliations of GAAP to Non-GAAP Financial Measures
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin from the most directly comparable GAAP metric, net income, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, other than percentages)	2026	2025	2026	2025
Net income (loss)	109.2	39.5	83.3	136.9
Income tax expense	41.5	14.9	58.8	45.0
Interest expense and related financing costs - net	46.9	34.9	170.6	84.9
Other (income) expense - net	(4.0)	3.3	(10.9)	1.8
Depreciation and amortization	39.1	41.1	117.4	113.2
Other non-cash items (a)	2.5	2.3	8.0	6.0
IPO and Public market readiness costs (b)	2.5	4.8	93.6	4.9
Transformation costs (c)	2.0	2.7	7.3	8.4
Transaction costs (d)	0.1	0.1	4.7	0.1
Acquisition and divestment related gains (losses) - net (e)	1.7	0.6	2.4	1.0
Share-based compensation (f)	3.9	—	5.0	—
Adjusted EBITDA	245.4	144.2	540.2	402.2
Adjusted EBITDA Margin	21.0%	19.4%	19.5%	21.2%
(a) Other non–cash items include amortization expenses of capitalized costs to obtain contracts.
(b) IPO and Public market readiness costs include costs that the Company incurs to implement financial statements in US GAAP, including: implementing SOX-compliant internal controls, improving processes and organization required for public US markets, bonuses linked to successful public offering including long-term incentive plans, and legal and advisory fees related to INNIO's IPO. During the nine months ended September 30, 2026, the Company incurred the following costs:

•Long-term incentive program 2023	$61.5 million
•Costs related to financial statements in US GAAP and comfort letter costs related to S1 filing	$18.8 million
•Others	$5.9 million
•Advisory fees	$4.6 million
•Legal fees	$2.8 million
(c) Transformation costs include costs in a given year incurred in relation to significant operational change initiatives and the ramp-up of supply chain capacity. This includes the ramp up of our business transformation efforts to support our capacity expansion initiatives to strengthen internal manufacturing and supply chain foundations, supported by dedicated third–party expertise to accelerate the capacity uplift. Costs also include those associated with streamlining management structures, processes and operational performance.
(d) Transaction costs include legal and professional fees related to our legal reorganization, as described in “—Organizational History,” in our quarterly report on Form 10-Q for the period ended September 30, 2026, expects to file with the Securities and Exchange Commission on October 27, 2026 and adapting INNIO's financing structure.
(e) Acquisition and divestment related gains and losses incurred in connection with planned and completed acquisitions, including legal and professional fees. Contingent consideration arrangements (earn–outs) relate to specific acquisitions.
(f) Share-based compensation represents RSUs awarded under the 2026 Incentive Award Plan.

The following table reconciles Diluted Adjusted EPS from the most directly comparable GAAP metric, Diluted EPS, for the periods presented. Diluted Adjusted EPS is based on the Company's 750,000,000 common shares issued and outstanding and the dilutive impact, computed under the treasury stock method, of 1,702,100 RSUs outstanding for the three and nine months ended September 30, 2026.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, other than share and per share amounts)	2026	2025	2026	2025
Total Adjusted Segment EBITDA	256.5	155.8	577.8	426.2
Unallocated corporate costs (HQ & other not included in Adjusted Segment EBITDA)	(11.1)	(11.6)	(37.6)	(24.0)
Adjusted EBITDA	245.4	144.2	540.2	402.2
Acquisition and Divestment related gains (losses) - net	(1.7)	(0.6)	(2.4)	(1.0)
Transaction costs	(0.1)	(0.1)	(4.7)	(0.1)
Transformation costs	(2.0)	(2.7)	(7.3)	(8.4)
IPO and Public market readiness costs	(2.5)	(4.8)	(93.6)	(4.9)
Share-based compensation	(3.9)	—	(5.0)	—
Management adjustments	(10.2)	(8.2)	(113.0)	(14.4)
Other non-cash items	(2.5)	(2.3)	(8.0)	(6.0)
Depreciation and amortization	(39.1)	(41.1)	(117.4)	(113.2)
Other income (expense) - net	4.0	(3.3)	10.9	(1.8)
Interest expense and related financing costs - net	(46.9)	(34.9)	(170.6)	(84.9)
Income tax expense	(41.5)	(14.9)	(58.8)	(45.0)
Net income	109.2	39.5	83.3	136.9
Net income (loss) attributable to non-controlling interests	(1.8)	(0.5)	(5.2)	(0.6)
Net income (loss) attributable to INNIO N.V. shareholders	111.0	40.0	88.5	137.5

Diluted EPS	0.15	0.05	0.12	0.18

Management adjustments	10.2	8.2	113.0	14.4
Adjusted tax effects*	(10.1)	(1.9)	(24.0)	(3.3)
Adjusted Net Income**	111.1	46.3	177.5	148.6

Diluted Adjusted EPS	0.15	0.06	0.24	0.20

Weighted-average number of shares outstanding on a diluted basis:	750,000,000	750,000,000	750,016,904	750,000,000
*Adjusted taxes for the three months ended September 30, 2026 reflected an apparent 100% effective tax rate, which resulted from the mathematical impact of the difference between the six months ended June 30, 2026 and the nine months ended September 30, 2026. Adjusted taxes for the nine months ended September 30, 2026 reflect an updated year-to-date tax calculation.
**Adjusted Net Income includes the effect of unrealized foreign currency revaluation gains/losses from external and internal USD loans in EUR functional currency entities. For the three months ended September 30, 2026 and 2025, these amounted to a $7.4 million loss and $0.0 million gain, respectively, or an unfavorable variance of $7.4 million. For the nine months ended September 30, 2026, and 2025, these amounted to a $42.9 million loss and $22.0 million gain, respectively, or an unfavorable variance of $64.9 million.

Selected financial information for each segment is as follows:

	Three Months Ended September 30, 2026
(in millions of $)	Equipment	Service	Total from Reportable Segments
Total revenue	777.6	390.3	1,167.9
Less: Significant segment expenses regularly provided to the CODM (a)
Cost of goods and services sold	(580.4)	(219.8)	(800.2)
Research and development	(20.9)	(11.3)	(32.2)
Selling, general and administrative expenses	(59.9)	(49.8)	(109.7)
Depreciation and amortization	14.4	11.8	26.2
Other non-cash items (b)	1.5	1.0	2.5
Management adjustments (c)	0.8	1.4	2.2
Other segment items (d)	(0.3)	0.1	(0.2)
Adjusted Segment EBITDA (e)	132.8	123.7	256.5

	Three Months Ended September 30, 2025
(in millions of $)	Equipment	Service	Total from Reportable Segments
Total revenue	417.4	325.3	742.7
Less: Significant segment expenses regularly provided to the CODM (a)
Cost of goods and services sold	(310.6)	(191.5)	(502.1)
Research and development	(15.6)	(14.7)	(30.3)
Selling, general and administrative expenses	(41.8)	(46.2)	(88.0)
Depreciation and amortization	12.5	15.6	28.1
Other non-cash items (b)	1.3	1.0	2.3
Management adjustments (c)	0.2	0.8	1.0
Other segment items (d)	2.3	(0.2)	2.1
Adjusted Segment EBITDA (e)	65.7	90.1	155.8

	Nine Months Ended September 30, 2026
(in millions of $)	Equipment	Service	Total from Reportable Segments
Total revenue	1,669.3	1,104.9	2,774.2
Less: Significant segment expenses regularly provided to the CODM (a)
Cost of goods and services sold	(1,242.8)	(622.0)	(1,864.8)
Research and development	(60.1)	(32.9)	(93.0)
Selling, general and administrative expenses	(180.4)	(150.1)	(330.5)
Depreciation and amortization	41.5	37.0	78.5
Other non-cash items (b)	4.8	3.2	8.0
Management adjustments (c)	1.4	2.9	4.3
Other segment items (d)	0.7	0.4	1.1
Adjusted Segment EBITDA (e)	234.4	343.4	577.8

	Nine Months Ended September 30, 2025
(in millions of $)	Equipment	Service	Total from Reportable Segments
Total revenue	981.7	914.5	1,896.2
Less: Significant segment expenses regularly provided to the CODM (a)
Cost of goods and services sold	(708.1)	(529.7)	(1,237.8)
Research and development	(39.4)	(37.4)	(76.8)
Selling, general and administrative expenses	(115.1)	(127.1)	(242.2)
Depreciation and amortization	34.3	41.7	76.0
Other non-cash items (b)	3.5	2.5	6.0
Management adjustments (c)	0.4	1.7	2.1
Other segment items (d)	2.8	(0.1)	2.7
Adjusted Segment EBITDA (e)	160.1	266.1	426.2
(a) Significant segment expenses represent categories that are regularly provided to and used by the CODM to assess performance and allocate resources. These include Cost of equipment and products sold, Cost of services sold, Selling, general and administrative expenses, Research and development expenses, and Other segment items that are not individually significant.
(b) Other non-cash items include amortization expenses of capitalized costs to obtain contracts.
(c) Management adjustments are described above in the reconciliation of Adjusted Segment EBITDA to Net income.
(d) Other segment items represent the residual components of the CODM measure of segment profit that are not otherwise separately disclosed as revenue or significant expense categories. It primarily includes Other operating (income) expense - net and other non-significant cost categories (including certain shared or allocated costs included in segment results) that are reviewed by the CODM in aggregate (e.g., foreign currency transaction gains and losses, gains and losses on asset disposals, and miscellaneous operating items).
(e) Adjusted Segment EBITDA is the CODM’s segment profit measure. Corporate/unallocated costs ("HQ") are not included in Adjusted Segment EBITDA and are presented in the reconciliation to consolidated Net income.
The above expense categories are derived from internal management reports and may not correspond directly to the line items in the consolidated statements of operations. The reconciliation above represents how segment results reconcile to the Consolidated Financial Statements.